UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2012

Cleveland BioLabs, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street Buffalo, NY	14203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (716) 849-6810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 3, 2012, Cleveland BioLabs, Inc. (the "Company") announced, among other things, that the Biomedical Advanced Research and Development Authority of the Department of Health and Human Services ("BARDA") has informed the Company that it will not be invited to submit a proposal at this time for continued development funding of CBLB502 as a radiation countermeasure. The Company intends to continue to seek funding through contracts and grants from various federal government agencies. However, there can be no assurance that the Company's efforts will result in the award of any contracts or grants from federal government agencies.

The Company's press release is included as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press Release dated April 3, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc. (Registrant)
April 3, 2012 (Date)	/s/ YAKOV KOGAN Yakov Kogan Interim Chief Executive Officer